EXHIBIT 10.36

RARE HOSPITALITY INTERNATIONAL, INC.

DEFERRED COMPENSATION PLAN

As amended and restated
Effective as of January 1, 2009

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RARE HOSPITALITY INTERNATIONAL, INC.

DEFERRED COMPENSATION PLAN

Effective as of the 1st of January, 2009, the RARE Hospitality International, Inc. Deferred Compensation Plan (the “Plan”), formerly named the RARE Hospitality International, Inc. FutureComp Service Plan is hereby amended and restated.

BACKGROUND AND PURPOSE

A.    Background. The Plan initially was adopted by RARE Hospitality International, Inc. effective as of February 1, 2000, and has been amended from time to time since that date. Effective January 1, 2009, the Plan is amended and restated to comply with the requirements of Code Section 409A. The Plan, as set forth in this document, is intended to be, and should be construed as, an amendment, restatement and continuation of the Plan effective as of January 1, 2009, except as otherwise specifically provided herein. Notwithstanding the foregoing, effective January 1, 2009, no Deferral Contributions or Company Contributions are permitted under the Plan.

B.    Purpose. The Controlling Company desires to provide its designated key management employees (and those of its Affiliates that participate in the Plan) with an opportunity (i) to defer the receipt and income taxation of a portion of such employees’ annual compensation, and (ii) to provide supplemental retirement income to such employees.

C.    Purpose. The purpose of the Plan document is to set forth the terms and conditions pursuant to which the deferrals and company contributions may be made and to describe the nature and extent of the employees’ rights to such amounts.

D.    Type of Plan. The Plan constitutes an unfunded, nonqualified deferred compensation plan that benefits certain designated employees who are within a select group of key management or highly compensated employees.

STATEMENT OF AGREEMENT

To amend and restate the Plan with the purposes and goals as hereinabove described, the Controlling Company hereby sets forth the terms and provisions as follows:

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RARE HOSPITALITY INTERNATIONAL, INC.
DEFERRED COMPENSATION PLAN

TABLE OF CONTENTS

Table of Contents
Page

ARTICLE I	DEFINITIONS 1
1.1    Account    1
1.2    Affiliate    1
1.3    Base Salary    1
1.4    Beneficiary    1
1.5    Benefit Plans Committee    1
1.6    Board        1
1.7    Bonus        1
1.8    Bonus Period    1
1.9    Business Day    2
1.10    Change-in-Control    2
1.11    Code        2
1.12    Company Contributions    2
1.13    Compensation    2
1.14    Controlling Company    2
1.15    Deferral Contributions    3
1.16    Deferral Election    3
1.17    Disabled or Disability    3
1.18    Discretionary Contributions    3
1.19    Effective Date    3
1.21    Eligible Employee    3
1.21    ERISA    3
1.22    401(k) Plan    3
1.23    HCE        3
1.24    Investment Election    3
1.25    Investment Funds    3
1.26    Matchable Deferral Amount    3
1.27    Matching Contributions    4
1.28    Matching Percentage    4
1.29    Nonemployee Director    4
1.30    Participant    4

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1.31    Participating Company    4
1.32    Plan        4
1.33    Plan Year    4
1.34    Separation from Service    4
1.35    Specified Employee    4
1.36    Surviving Spouse    4
1.37    Unforeseeable Emergency    5
1.38    Valuation Date    5

ARTICLE II	ELIGIBILITY AND PARTICIPATION 6
2.1    Eligibility    6
(a)    Participation on Effective Date    6
(b)    Interim Plan Year Participation    6
(c)    Annual Participation    6
2.2    Procedure for Admission    6
2.3    Cessation of Eligibility    6

ARTICLE III	PARTICIPANTS' ACCOUNTS 7
3.1    Participants' Accounts    7
(a)    Establishment of Accounts    7
(b)    Nature of Accounts    7
(c)    Several Liabilities    7
(d)    General Creditors    7
3.2    Debiting of Distributions    8
3.3    Crediting of Earnings    8
(a)    Rate of Return    8
(b)    Amount Invested    8
(c)    Determination of Amount    8
3.4    Value of Account.    8
3.5    Vesting    8
(a)    Deferral Contributions    8
(b)    Company Contributions    8
(c)    Accelerated Vesting    9
3.6    Notice to Participants of Account Balances    9
3.7    Good Faith Valuation Binding    9
3.8    Errors and Omissions in Accounts    9

ARTICLE IV	INVESTMENT FUNDS 10
4.1    Selection by Benefit Plans Committee    10
4.2    Participant Direction of Deemed Investments    10
(a)    Nature of Participant Direction    10
(b)    Investment of Contributions    10
(c)    Benefit Plans Committee Discretion    10

ARTICLE V	PAYMENT OF ACCOUNT BALANCES 11

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5.1    Benefit Payments Upon Separation from Service for Reasons Other Than Death.    11
(a)    General Rule Concerning Benefit Payments    11
(b)    Timing of Distribution    11
5.2    Form of Distribution    12
(a)    Single-Sum Payment    12
(b)    Annual Installments    12
(c)    Form of Assets    13
5.3    Death Benefits    13
5.4    In-Service Distributions    14
(a)    Hardship Distributions    14
(b)    Distributions with Forfeiture    14
5.5    Beneficiary Designation    15
(a)    General    15
(b)    No Designation or Designee Dead or Missing    15
5.6    Taxes        15
5.7    Offset        15
5.8    Delay in Distribution for Specified Employees    15

ARTICLE VI	CLAIMS 17
6.1    Claims    17
(a)    Initial Claim    17
(b)    Appeal    17
(c)    Satisfaction of Claims    17

ARTICLE VII	SOURCE OF FUNDS; TRUST 18
7.1    Source of Funds    18
7.2    Trust        18
(a)    Establishment    18
(b)    Distributions    18
(c)    Status of the Trust    18

ARTICLE VIII	BENEFIT PLANS COMMITTEE 19
8.1    Action    19
8.2    Rights and Duties    19
8.3    Compensation, Indemnity and Liability    20

ARTICLE IX	AMENDMENT AND TERMINATION 21
9.1    Amendments    21
9.2    Termination of Plan    21

ARTICLE X	MISCELLANEOUS 22
10.1    Taxation.    22
10.2    No Employment Contract    22
10.3    Headings    22

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10.4    Gender and Number    22
10.5    Assignment of Benefits    22
10.6    Legally Incompetent    22
10.7    Governing Law    23
10.8    Comply with Code Section 409A    23

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ARTICLE I
DEFINITIONS

For purposes of the Plan, the following terms, when used with an initial capital letter, shall have the meaning set forth below unless a different meaning plainly is required by the context.

1.1    Account shall mean, with respect to a Participant or Beneficiary, the total dollar amount or value evidenced by the last balance posted in accordance with the terms of the Plan to the account record established for such Participant or Beneficiary. An Account shall separately reflect the pre-2005 and post-2004 deferrals and hypothetical earnings thereon, and the portion of the post-2004 deferrals and hypothetical earnings thereon (referred to herein as a Participant’s “pre-2005 Account” and “post-2004 Account”). A Participant’s pre-2005 Account shall reflect amounts deferred hereunder before January 1, 2005 (and the earnings credited thereon before, on or after January 1, 2005) for which (i) the Participant had a legally binding right as of December 31, 2004, to be paid the amount, (ii) such right to the amount was earned and vested as of December 31, 2004 and was credited to the Participant’s Account hereunder. Pre-2005 Accounts are treated as “grandfathered” for purposes of Code Section 409A, and are governed by the terms of the Plan in effect as of October 3, 2004.

1.2    Affiliate shall mean (i) any corporation or other entity that is required to be aggregated with the Controlling Company under Code Section 414(b), (c), (m) or (o); and (ii) any other entity in which the Controlling Company has an ownership interest and which the Controlling Company designates as an Affiliate for purposes of the Plan.

1.3    Base Salary shall mean, for a Participant for any Plan Year, the total of such Participant’s cash compensation for such Plan Year paid or payable in a regular paycheck (excluding any Bonus); minus any such amounts that consist of reimbursement or other expense allowances, fringe benefits, moving expenses and welfare benefits.

1.4    Beneficiary shall mean, with respect to a Participant, the person(s) designated in accordance with Section 5.5 to receive any death benefits that may be payable under the Plan upon the death of the Participant.

1.5    Benefit Plans Committee shall mean the Benefit Plans Committee of the Controlling Company.

1.6    Board shall mean the Board of Directors of the Controlling Company.

1.7    Bonus shall mean, for a Plan Year, the portion of a Participant’s Compensation designated as a bonus by the Benefit Plans Committee.

1.8    Bonus Period shall mean, with respect to a Bonus, the period during which such Bonus is earned, regardless of when the Bonus is actually paid.

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1.9    Business Day shall mean each day on which national banks generally operate and are open to the public for business.

1.10    Change in Control shall mean (i) the purchase or other acquisition in one or more transactions other than from the Controlling Company, by any individual, entity or group of persons, within the meaning of section 13(d)(3) or 14(d) of the Securities Exchange Act of 1934 or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 of Securities Exchange Act of 1934) of 30% or more of either the outstanding shares of common stock or the combined voting power of the Controlling Company’s then outstanding voting securities entitled to vote generally; (ii) the approval by the stockholders of the Controlling Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Controlling Company immediately prior to such reorganization, merger or consolidation do not immediately thereafter own more than 50% of the combined voting power of the reorganized, merged or consolidated Controlling Company’s then outstanding securities that are entitled to vote generally in the election of directors; or (iii) the sale of substantially all of the Controlling Company’s assets. Notwithstanding the foregoing, no Change in Control will have occurred for purposes of the Plan if the Benefit Plans Committee, as constituted before the occurrence of any event that technically constitutes a Change in Control (as defined hereinabove), formally determines that (i) such event was merely a formalistic change with little or no substantive significance as to the persons ultimately controlling the applicable company, and (ii) such event will not be treated as a Change in Control for purposes of the Plan.

1.11    Code shall mean the Internal Revenue Code of 1986, as amended.

1.12    Company Contributions shall mean Matching Contributions and Discretionary Contributions.

1.13    Compensation shall mean:

(a)    Common Law Employees. For a Participant (other than a Nonemployee Director) for any Plan Year, the total of such Participant’s Base Salary, commissions and Bonus(es) for such Plan Year paid or payable while an active Participant in the Plan, plus any amounts deferred at the election of the Participant under any plan described in Code Sections 401(k) or 125 for such Plan Year, plus his Deferral Contributions for such Plan Year, and minus expense reimbursements, fringe benefits, moving expenses and welfare benefits, and Compensation in excess of $200,000 (or such other limit as may be in effect under Code Section 401(a)(17)).

(b)    Nonemployee Directors. For a Participant who is a Nonemployee Director, Compensation shall mean the fees paid by the Controlling Company to such individual for service as a director (or as a member of any committee of the Board).

1.14    Controlling Company shall mean Darden Restaurants, Inc.

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1.15    Deferral Contributions shall mean, for each Plan Year, that portion of a Participant’s Compensation deferred under the Plan.

1.16    Deferral Election shall mean a written, electronic or other form of election pursuant to which a Participant may elect to defer under the Plan all or a portion of his Compensation.

1.17    Disabled or Disability shall mean that a Participant suffers from a condition that would be considered a “Disability” as such term is defined in the Darden Savings Plan.

1.18    Discretionary Contributions shall mean, for each Plan Year, discretionary contributions to a Participant’s Account.

1.19    Effective Date shall mean January 1, 2009, the date that this restatement of the Plan shall be effective. The Plan was initially effective as of February 1, 2000.

1.20    Eligible Employee shall mean, for a Plan Year, an individual who is (i) an employee of a Participating Company who is an HCE, (ii) an employee of a Participating Company whose job classification is director or above, (iii) a Nonemployee Director, or (iv) designated by the Benefit Plans Committee, from time to time and in its sole discretion, on an individual basis or as part of a specified group, as eligible to participate in the Plan. For the purpose of this section, an individual who is an HCE for a Plan Year but fails to qualify as an HCE for a subsequent Plan Year due to either an increase in the Code Section 414(q) compensation threshold or a decrease in Bonuses received will nonetheless be treated as an HCE for such subsequent Plan Year; provided, such Participant has not been removed from Plan participation under Section 2.3.

1.21    ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.22    401(k) Plan shall mean the RARE Hospitality International, Inc. Savings Plan.

1.23    HCE shall mean, for any Plan Year, a highly compensated employee within the meaning of Code Section 414(q).

1.24    Investment Election shall mean an election, made in such form as the Benefit Plans Committee may direct, pursuant to which a Participant may elect the Investment Funds in which the amounts credited to his Account shall be deemed to be invested.

1.25    Investment Funds shall mean the investment funds selected from time to time by the Benefit Plans Committee for purposes of determining the rate of return on amounts deemed invested pursuant to the terms of the Plan.

1.26    Matchable Deferral Amount shall mean the product of (i) the Participant’s Compensation, and (ii) the maximum percentage of match-eligible compensation a participant may contribute to the 401(k) Plan.

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1.27    Matching Contributions shall mean the matching contributions credited to a Participant’s Account.

1.28    Matching Percentage shall mean the matching percentage(s) that apply under the 401(k) Plan to determine the amount of matching contributions to be made with respect to before-tax contributions made by participants.

1.29    Nonemployee Director     shall mean any member of the Board of Directors of the Controlling Company who is not an employee of the Controlling Company or an Affiliate.

1.30    Participant shall mean any person who has been admitted to, and has not been removed from, active participation in the Plan pursuant to the provisions of Article II, or who otherwise has an Account under the Plan.

1.31    Participating Company shall mean, as of the Effective Date, the Controlling Company and its Affiliates that are designated by the Controlling Company (on Exhibit A hereto), as Participating Companies herein. In addition, any other Affiliate in the future may adopt the Plan with the consent of the Benefit Plans Committee, and such Affiliate’s name shall be added to Exhibit A.

1.32    Plan shall mean the RARE Hospitality International, Inc. Deferred Compensation Plan, as contained herein and all amendments hereto. For tax purposes and purposes of Title I of ERISA, the Plan is intended to be an unfunded, nonqualified deferred compensation plan covering certain designated employees who are within a select group of key management or highly compensated employees.

1.33    Plan Year shall mean the 12-consecutive-month period ending on December 31 of each year.

1.34    Separation from Service shall mean any termination of the employment relationship from the Controlling Company and its Affiliates and, with respect to post-2004 Accounts, any separation from service from the Controlling Company and its Affiliates as determined in a manner consistent with Code Section 409A and the guidelines issued thereunder.

1.35    Specified Employee shall mean an individual who is identified as a “Specified Employee” as determined in accordance with the procedures adopted by the Controlling Company that reflects the requirements of Code Section 409A(a)(2)(B)(i).

1.36    Surviving Spouse shall mean, with respect to a Participant, the person who is treated as married to such Participant under the laws of the state in which the Participant resides. The determination of a Participant’s Surviving Spouse shall be made as of the date of such Participant’s death.

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1.37    Unforeseeable Emergency shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of the Participant’s spouse or dependent [as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B)], loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The rules set forth in this Section 1.21 govern distributions of post-2004 Accounts in the case of an unforeseeable emergency. Distributions of pre-2005 Accounts in the case of an unforeseeable emergency shall be governed by terms of the Plan in effect as of October 3, 2004. Unforeseeable Emergency shall be determined by the Benefit Plans Committee on the basis of the facts of each case, including information supplied by the Participant in accordance with uniform guidelines prescribed from time to time by the Benefit Plans Committee; provided, the Participant will be deemed not to have an Unforeseeable Emergency to the extent that such hardship is or may be relieved:

(a)    Through reimbursement or compensation by insurance or otherwise;

(b)    By liquidation of the Participant’s assets, to the extent the liquidation of assets would not itself cause severe financial hardship; or

(c)    By cessation of deferrals under the Plan.

Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant’s child to college or the desire to purchase a home. In all events, distributions made on account of an Unforeseeable Emergency are limited to the extent reasonably needed to satisfy the emergency need (which may include amounts necessary to pay any federal, state, local or foreign income taxes or penalties reasonably anticipated to result from the distribution.

1.38    Valuation Date shall mean each Business Day; provided, the value of an Account on a day other than a Valuation Date shall be the value determined as of the immediately preceding Valuation Date.

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ARTICLE II
ELIGIBILITY AND PARTICIPATION

2.1    Eligibility.

(a)    Participation on Effective Date. Each individual who is a Participant on the date immediately preceding the Effective Date shall continue as an active Participant in the Plan in accordance with the terms of the Plan.
(b)    Interim Plan Year Participation. Each individual who becomes an Eligible Employee during a Plan Year shall be eligible to participate in the Plan for a portion of such Plan Year. Each such individual’s participation shall become effective as of the first day of the month beginning after the date he satisfies the procedure for admission described below, provided such procedures are satisfied within 30 days following the date he becomes an Eligible Employee.

(c)    Annual Participation. Each individual who is an Eligible Employee as of the first day of a Plan Year shall be eligible to participate in the Plan for the entire Plan Year. Such individual’s participation shall become effective as of the first day of such Plan Year (assuming he satisfies the procedure for admission described below).

Notwithstanding any provision in this Section 2.1 to the contrary, effective June 1, 2008, no individual shall be eligible to become a Participant in the Plan on or after such date.

2.2    Procedure for Admission.

Each Eligible Employee shall become a Participant by completing such forms and providing such data in a timely manner, as are required by the Benefit Plans Committee as a precondition of participation in the Plan. Such forms and data may include, without limitation, a Deferral Election, the Eligible Employee’s acceptance of the terms and conditions of the Plan, and the designation of a Beneficiary to receive any death benefits payable hereunder.

2.3    Cessation of Eligibility.

The Benefit Plans Committee may remove an employee from active participation in part or all of the Plan if, as of any day during a Plan Year, he ceases to satisfy the criteria which qualified him as an Eligible Employee, in which case his deferrals and contributions under the Plan shall cease. Even if his active participation in the Plan ends, an employee shall remain an inactive Participant in the Plan until the earlier of (i) the date the full amount of his vested Account (if any) is distributed from the Plan, or (ii) the date he again becomes an Eligible Employee and recommences participation in the Plan. During the period of time that an employee is an inactive Participant in the Plan, his Account shall continue to be credited with earnings (or losses) as provided for in Section 3.6.

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ARTICLE III
PARTICIPANTS’ ACCOUNTS

3.1    Participants’ Accounts.

(a)    Establishment of Accounts. The Benefit Plans Committee shall establish and maintain, on behalf of each Participant, an Account. To the extent provided herein, each Participant’s Account shall be credited with (i) Deferral Contributions, (ii) Matching Contributions, if any, (iii) Discretionary Contributions, and (iv) earnings and losses attributable to such Account, and shall be debited by the amount of all distributions. Each such Account shall separately reflect the pre-2005 Account and post-2004 Account. Each Participant’s Account shall be maintained until the value thereof has been distributed to or on behalf of such Participant or his Beneficiary.

(b)    Nature of Accounts. The amounts credited to a Participant’s Account shall be represented solely by bookkeeping entries. Except as provided in Article VII, no monies or other assets shall actually be set aside for such Participant, and all payments to a Participant under the Plan shall be made from the general assets of the Participating Companies.

(c)    Several Liabilities. Each Participating Company shall be severally (and not jointly) liable for the payment of benefits under the Plan in an amount equal to the total of (i) all undistributed Deferral Contributions withheld from Participants’ Compensation paid or payable by each such Participating Company, (ii) all undistributed Matching Contributions credited while such Participant was employed by such Participating Company, (iii) all undistributed Discretionary Contributions credited while such Participant was employed by such Participating Company, and (iv) all investment earnings attributable to the amounts described in clauses (i), (ii) and (iii) hereof. The Benefit Plans Committee shall allocate the total liability to pay benefits under the Plan among the Participating Companies pursuant to this formula, and the Benefit Plans Committee’s determination shall be final and binding.

(d)    General Creditors. Any assets which may be acquired by a Participating Company in anticipation of its obligations under the Plan shall be part of the general assets of such Participating Company. A Participating Company’s obligation to pay benefits under the Plan constitutes a mere promise of such Participating Company to pay such benefits, and a Participant or Beneficiary shall be and remain no more than an unsecured, general creditor of such Participating Company.

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3.2    Debiting of Distributions.

As of each Valuation Date, the Benefit Plans Committee shall debit each Participant’s Account for any amount distributed from such Account since the immediately preceding Valuation Date.

3.3    Crediting of Earnings.

As of each Valuation Date, the Benefit Plans Committee shall credit to each Participant’s Account the amount of earnings and/or losses (including unrealized appreciation or depreciation) applicable thereto for the period since the immediately preceding Valuation Date. Such crediting of earnings and/or losses shall be effected as of each Valuation Date, as follows:

(a)    Rate of Return. The Benefit Plans Committee shall first determine a rate of return for the period since the immediately preceding Valuation Date for each of the Investment Funds;

(b)    Amount Invested. The Benefit Plans Committee next shall determine the amount of (i) each Participant’s Account that was deemed invested in each Investment Fund as of the immediately preceding Valuation Date; minus (ii) the amount of any distributions debited from the amount determined in clause (i) since the immediately preceding Valuation Date; and

(c)    Determination of Amount. The Benefit Plans Committee shall then apply the rate of return for each Investment Fund for such Valuation Date (as determined in subsection (a) hereof) to the amount of the Participant’s Account deemed invested in such Investment Fund for such Valuation Date (as determined in subsection (b) hereof), and the total amount of earnings and/or losses resulting therefrom shall be credited to such Participant’s Account as of the applicable Valuation Date.

3.4    Value of Account.

The value of a Participant’s Account as of any date shall be equal to the aggregate value of all contributions and all investment earnings deemed credited to his Account as of the Valuation Date coinciding with or immediately preceding such date, as determined in accordance with this Article III.

3.5    Vesting.

(a)    Deferral Contributions. A Participant shall at all times be fully vested in his Deferral Contributions and the earnings credited to his Account with respect to such Deferral Contributions.

(b)    Company Contributions.

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(1)    Matching Contributions. A Participant shall be vested in his Matching Contributions, and the earnings credited to his Account with respect to such Matching Contributions, to the same extent the Participant would be vested in any matching contributions credited to his account under the 401(k) Plan as in effect on May 31, 2008, if he participated in such plan.

(2)    Discretionary Contributions. Discretionary Contributions credited to a Participant’s Account shall vest in accordance with the Benefit Plans Committee’s directions applicable to such contributions.

(c)    Accelerated Vesting.

(1)    Vesting Upon Separation from Service Due to Death or Disability. Notwithstanding any provision of the Plan to the contrary, a Participant shall become fully vested in his Account upon his Separation from Service due to his death or Disability.

(2)    Vesting Upon the Occurrence of a Change in Control. If a Change in Control occurs, all Participants shall be immediately 100% vested in the Company Contributions credited to their Accounts as of the date of such Change in Control.

(3)    Discretionary Vesting. The Benefit Plans Committee, in its sole discretion, may provide for the earlier vesting of all or any portion of a Participant’s Account.

3.6    Notice to Participants of Account Balances.

At least once for each Plan Year, the Benefit Plans Committee shall cause a written statement of a Participant’s Account balance to be distributed to the Participant.

3.7    Good Faith Valuation Binding.

In determining the value of the Accounts, the Benefit Plans Committee shall exercise its best judgment, and all such determinations of value (in the absence of bad faith) shall be binding upon all Participants and their Beneficiaries.

3.8    Errors and Omissions in Accounts.

If an error or omission is discovered in the Account of a Participant or in the amount of a Participant’s deferrals, the Benefit Plans Committee, in its sole discretion, shall cause appropriate, equitable adjustments to be made as soon as administratively practicable following the discovery of such error or omission.

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ARTICLE IV
INVESTMENT FUNDS

4.1    Selection by Benefit Plans Committee.

The Benefit Plans Committee may change, add or remove Investment Funds on a prospective basis at anytime(s) and in any manner it deems appropriate.

4.2    Participant Direction of Deemed Investments.

Each Participant generally may direct the manner in which his Account shall be deemed invested in and among the Investment Funds. Any Participant investment directions permitted hereunder shall be made in accordance with the following terms:

(a)    Nature of Participant Direction. The selection of Investment Funds by a Participant shall be for the sole purpose of determining the rate of return to be credited to his Account, and shall not be treated or interpreted in any manner whatsoever as a requirement or direction to actually invest assets in any Investment Fund or any other investment media. The Plan, as an unfunded, nonqualified deferred compensation plan, at no time shall have any actual investment of assets relative to the benefits or Accounts hereunder.

(b)    Investment of Contributions. Each Participant may make an Investment Election prescribing the percentage of his Account and the future contributions thereto that will be deemed invested in each Investment Fund. An initial Investment Election of a Participant shall be made as of the date the Participant commences participation in the Plan and shall apply to all contributions credited to such Participant’s Account after such date. Such Participant may make subsequent Investment Elections as of any Valuation Date, and each such election shall apply to the Participant’s Account and all future contributions credited to such Participant’s Account after the Benefit Plans Committee (or its designee) has a reasonable opportunity to process such election pursuant to such procedures as the Benefit Plans Committee may determine from time to time. Any Investment Election made pursuant to this subsection shall remain effective until changed by the Participant.

(c)    Benefit Plans Committee Discretion. The Benefit Plans Committee shall have complete discretion to adopt and revise procedures to be followed in making such Investment Elections. Such procedures may include, but are not limited to, the process of making elections, the permitted frequency of making elections, the incremental size of elections, the contribution types to which such elections apply, the deadline for making elections and the effective date of such elections. Any procedures adopted by the Benefit Plans Committee that are inconsistent with the deadlines or procedures specified in this Section shall supersede such provisions of this Section without the necessity of a Plan amendment.

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ARTICLE V
PAYMENT OF ACCOUNT BALANCES

5.1	Benefit Payments Upon Separation from Service for Reasons Other Than Death.

(a)    General Rule Concerning Benefit Payments. In accordance with the terms of subsection (b) hereof, if a Participant incurs a Separation from Service with the Controlling Company and all of its Affiliates for any reason other than death, he (or his Beneficiary, if he dies after such Separation from Service but before distribution of his Account) shall be entitled to receive a distribution of the entire vested amount credited to his Account, determined as of the Valuation Date on which such distribution is processed. For purposes of this subsection, the “Valuation Date on which such distribution is processed” refers to the Valuation Date established for such purpose by administrative practice, even if actual payment is made or commenced at a later date due to delays in valuation, administration or any other procedure.

(b)    Timing of Distribution.

(1)    General Rule. Except as provided in subsection (b)(2) hereof, the vested benefit payable to a Participant under this Section shall be distributed as soon as administratively practicable after the January 1 following the calendar year in which the Participant incurs the Separation from Service.

(2)    Annual Election. At the time the Participant elects to make Deferral Contributions for an applicable Plan Year, such Participant may elect to have 100% of the Deferral and Company Contributions for that Plan Year, plus earnings attributable thereto, paid or commenced as of the date specified in the Deferral Election (whether before or after his Separation from Service), but not earlier than 3 years after the end of the Plan Year for which such election applies. With respect to pre-2005 Accounts, the Benefit Plans Committee shall pay the Participant’s benefit as soon as administratively practicable after the time(s) specified in such Deferral Election, unless with respect to such scheduled benefit commencement date (as determined in accordance with the preceding or subsection (b)(1) hereof), the Participant has made an election in writing at least 12 months before such scheduled benefit commencement date to delay the payment of the benefit payable on such date to a later date, and such benefit shall be paid as soon as administratively practicable after such delayed date. Deferral and Company Contributions, plus earnings attributable thereto, for any Plan Year for which a Participant does not submit a Deferral Election (but instead Deferral Contributions pursuant to a Deferral Election initially submitted for an earlier Plan Year) shall be distributed to the Participant on the date provided under Section 5.1(b)(1). Separately, at such time and in such manner prescribed by the Benefit Plans Committee during the calendar year prior to the commencement of a Plan Year, Participants may make an irrevocable election as to a form of payment with respect to amounts deferred to a post-

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2004 Account in accordance with Section 5.2. Notwithstanding any Participant election to the contrary, all distributions under this Plan shall be paid or commence as soon as practicable after the January 1 coincident with or next following the Participant’s Separation from Service from the Controlling Company, subject to Section 5.8 in the case of Specified Employees.

(3)    Change in Control. Notwithstanding anything in the Plan to the contrary, with respect to a Participant’s post-2004 Account, upon the occurrence of a Change in Control that constitutes a permitted change of control distribution under Code Section 409A, the amounts (or remaining amounts) credited to each Participant’s post-2004 Account under this Plan as of the date of the Change in Control shall become immediately due and payable. If the Change in Control does not constitute a permitted change of control distribution event under Code Section 409A, then the post-2004 Account shall be paid under the otherwise applicable provisions of the Plan.

5.2    Form of Distribution.

(a)    Single-Sum Payment. Except as provided in subsection (b), the benefit payable to a Participant under Section 5.1 shall be distributed in the form of a single-sum payment.

(b)    Annual Installments. A Participant may elect to have the portion of his Account balance that will be paid upon his Separation from Service (but not during his employment) paid in the form of annual installment payments. The following terms and conditions shall apply to installment payments made under the Plan:

(1)    Length of Installment Payments. The installment payments shall be made in substantially equal annual installments (adjusted for investment income between payments in the manner described in Section 3.6) over a period of 3, 5, or 10 years. The initial value of the obligation for the installment payments shall be equal to the amount of the Participant’s Account balance calculated in accordance with the terms of Section 5.1(a).

(2)    Payments Following Death. If a Participant dies after payment of his benefit from the Plan has begun but before his entire benefit has been distributed, the remaining amount of his Account balance shall be distributed to the Participant’s designated Beneficiary in the form of a single-sum payment.

(3)    Mandatory Cash-Out. Notwithstanding any election under this Section 5.2(b) to the contrary, in the event that payment of a Participant’s Account in the form of annual installments would, as of the date payments are scheduled to commence in accordance with Section 5.1(b), result in annual payments of $5,000 or less (or such other minimum amount as may be determined by the Benefit Plans Committee, in its sole discretion), the Benefit Plans Committee may require that such Participant’s Account be distributed in the form of a single lump-sum payment.

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(4)    Election and Modification of Form/Time of Benefit. With respect to pre-2005 Accounts, a Participant may elect in writing at the time the Participant commences participation in the Plan to receive the distribution of his Account balance upon his Separation from Service in the form of annual installment payments. If a Participant does not initially elect the installment form of distribution for the portion of his benefit payable on his Separation from Service, that benefit shall be paid in the form of a single‑sum payment unless at least at least 12 months before the distribution date determined in accordance with Section 5.1(b), the Participant makes a one-time election in writing to receive such benefit in the form of installment payments (in accordance with the terms of this subsection (b)). In addition, a Participant who initially elected annual installment payments for the portion of his Account payable on his Separation from Service under this subsection (b) may make a one-time election to receive such benefit in the form of a single-sum payment; provided, any such election to take a lump sum will be effective only if the benefit commencement date for such Account occurs no earlier than 12 months after the date the election to take a lump sum is made. With respect to post-2004 Accounts, a Participant may request to amend his or her specified distribution date election with respect to deferrals (other than any deferrals to Separation from Service) provided: (i) the initial distribution date in the absence of such distribution election amendment is not within twelve (12) months of the date of the amendment; (ii) his or her amended distribution date is at least five years after the distribution date that would apply in the absence of such distribution election amendment; (iii) no amounts may be deferred from a specified date to Separation from Service; (iv) no modifications for distribution dates are permitted if the Participant initially elected to receive payment at his or her Separation from Service; and (v) no modifications may be made to the form of payment for any previously deferred amounts. Any such amendment must be in writing and submitted to the Committee in accordance with procedures established for such purpose.

(c)    Form of Assets. All distributions shall be made in the form of cash.

5.3    Death Benefits.

If a Participant dies before payment of his benefit from the Plan is made or commenced, the Beneficiary or Beneficiaries designated by such Participant in his latest beneficiary designation form filed with the Benefit Plans Committee shall be entitled to receive a distribution of the entire vested amount credited to such Participant’s Account, determined as of the Valuation Date on which such distribution is processed. For purposes of this Section, the “Valuation Date on which such distribution is processed” refers to the Valuation Date established for such purpose by administrative practice, even if actual payment is made or commenced at a later date due to delays in valuation, administration or any other procedure. The benefit shall be distributed to such Beneficiary or Beneficiaries, as soon as administratively practicable after the January 1 following the calendar year in which Participant dies, in the form prescribed in Section 5.2(b).

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5.4    In-Service Distributions.

(a)    Hardship Distributions. Upon receipt of an application for an in-service hardship distribution and the Benefit Plans Committee’s decision, made in its sole discretion, that a Participant has incurred an Unforeseeable Emergency, the Benefit Plans Committee shall cause the Controlling Company to pay an in‑service distribution to such Participant. Such distribution shall be paid in a single‑sum payment as soon as administratively practicable after the Benefit Plans Committee determines that the Participant has incurred an Unforeseeable Emergency. The amount of such single‑sum payment shall be limited to the amount reasonably necessary to meet the Participant’s requirements resulting from the Unforeseeable Emergency. The amount of such distribution shall reduce the Participant’s Account balance as provided in Section 3.2, and may include amounts necessary to pay any federal, state, local, or foreign income taxes or penalties reasonably anticipated to result from the payment. In addition, the Participant receiving such distribution shall immediately cease to make Deferral Contributions and shall not be eligible to resume Deferral Contributions until the first day of the Plan Year beginning after the date of distribution. Such participant may resume active participation in the Plan on the first day of the following Plan Year by making a new Deferral Election and satisfying any other procedures for admission hereunder. If such Participant fails to make any such election on a timely basis, he shall be deemed to have elected not to participate in the Plan at that time.

(b)    Distributions with Forfeiture. Notwithstanding any other provision of this Article V to the contrary, a Participant may elect, at any time prior to his Separation from Service with the Controlling Company and all of its Affiliates, to receive a distribution of all or a portion of the entire vested amount credited to his pre-2005 Account, determined as of the Valuation Date on which such distribution is processed. Such distribution shall be made in the form of a single-sum payment as prescribed in Section 5.2(b), as soon as administratively practicable after the date of the Participant’s election under this subsection (b). At the time such distribution is made, an amount equal to 15% of the amount distributed shall be permanently and irrevocably forfeited (and, if the distribution request is for 85% or more of such Participant’s pre-2005 Account, the forfeiture amount shall be deducted from his distribution amount to the extent there otherwise will be an insufficient remaining pre-2005 Account balance from which to deduct this forfeiture). In addition, the Participant receiving such distribution shall immediately cease to actively participate in the Deferral Contributions component of the Plan and shall not be eligible to resume active participation in the Plan for a period of 12 months after such distribution. Such participant may resume active participation in the Deferral Contributions portion of the Plan on the first day of the calendar month coincident with or next following the 12-month anniversary of such distribution by making a new Deferral Election and satisfying any other procedures for admission hereunder. If such Participant fails to make any such election on a timely basis, he shall be deemed to have elected not to participate in the Plan at that time.

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5.5    Beneficiary Designation.

(a)    General. Participants shall designate and from time to time may redesignate their Beneficiaries in such form and manner as the Benefit Plans Committee may determine; provided, a married Participant may not designate a non-spouse Beneficiary unless the Participant’s spouse consents in writing to such designation.

(b)    No Designation or Designee Dead or Missing. In the event that:

(1)    a Participant dies without designating a Beneficiary;

(2)    the Beneficiary designated by a Participant is not surviving when a payment is to be made to such person under the Plan, and no contingent Beneficiary has been designated; or

(3)    the Beneficiary designated by a Participant cannot be located by the Benefit Plans Committee within 1 year from the date benefits are to be paid to such person;

then, in any of such events, the Beneficiary of such Participant with respect to any benefits that remain payable under the Plan shall be the Participant’s Surviving Spouse, if any, and if not, the estate of the Participant.

5.6    Taxes.

If the whole or any part of any Participant’s or Beneficiary’s benefit hereunder shall become subject to any estate, inheritance, income or other tax which the Participating Company shall be required to pay or withhold, the Participating Company shall have the full power and authority to withhold and pay such tax out of any monies or other property that the Participating Company holds for the account of the Participant or Beneficiary whose interests hereunder are so affected. Prior to making any payment, the Participating Company may require such releases or other documents from any lawful taxing authority as it shall deem necessary.

5.7    Offset.

If and to the extent a Participant or Beneficiary has any financial obligation outstanding in favor of any Participating Company, the Benefit Plans Committee, in its sole discretion, may direct that any amounts in the Participant’s pre-2005 Account payable hereunder to such Participant or Beneficiary will be reduced as an offset of such financial obligation, and the Benefit Plans Committee shall cause such offset amount to be applied against such obligation.

5.8    Delay in Distribution for Specified Employees    .

Notwithstanding anything to the contrary in this Plan, if a Participant is a Specified Employee, distributions which are made on account of the Participant’s Separation from Service

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shall be made on the date that is the earlier of: (A) the Participant’s death or (B) the later of: (i) the first day of the seventh month following the Participant’s Separation from Service (regardless of whether the Participant is reemployed on that date); or (ii) as soon as practicable after the January 1 following the Participant’s Separation from Service.

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ARTICLE VI
CLAIMS

6.1    Claims.

(a)    Initial Claim. Claims for benefits under the Plan may be filed with the Benefit Plans Committee on forms or in such other written documents, as the Benefit Plans Committee may prescribe. The Benefit Plans Committee shall furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed. In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, citations of the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim and/or submit the claim for review.

(b)    Appeal. Any Participant or Beneficiary who has been denied a benefit shall be entitled, upon request to the Benefit Plans Committee, to appeal the denial of his claim. The claimant (or his duly authorized representative) may review pertinent documents related to the Plan and in the Benefit Plans Committee’s possession in order to prepare the appeal. The request for review, together with written statement of the claimant’s position, must be filed with the Benefit Plans Committee no later than 60 days after receipt of the written notification of denial of a claim provided for in subsection (a). The Benefit Plans Committee’s decision shall be made within 60 days following the filing of the request for review. If unfavorable, the notice of the decision shall explain the reasons for denial and indicate the provisions of the Plan or other documents used to arrive at the decision.

(c)    Satisfaction of Claims. Any payment to a Participant or Beneficiary shall to the extent thereof be in full satisfaction of all claims hereunder against the Benefit Plans Committee and the Participating Companies, any of whom may require such Participant or Beneficiary, as a condition to such payment, to execute a receipt and release therefor in such form as shall be determined by the Benefit Plans Committee or the Participating Companies. If receipt and release is required but the Participant or Beneficiary (as applicable) does not provide such receipt and release in a timely enough manner to permit a timely distribution in accordance with the general timing of distribution provisions in the Plan, the payment of any affected distribution may be delayed until the Benefit Plans Committee or the Participating Companies receive a proper receipt and release.

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ARTICLE VII
SOURCE OF FUNDS; TRUST

7.1    Source of Funds.

Except as provided in Section 7.2, each Participating Company shall provide the benefits described in the Plan from its general assets.

7.2    Trust.

If and to the extent that the Board decides to establish a trust to fund benefits hereunder, the following provisions shall apply:

(a)    Establishment. To the extent determined by the Controlling Company, the Participating Companies shall transfer the funds necessary to fund benefits accrued hereunder to the Trustee to be held and administered by the Trustee pursuant to the terms of the Trust Agreement. Except as otherwise provided in the Trust Agreement, each transfer into the Trust Fund shall be irrevocable as long as a Participating Company has any liability or obligations under the Plan to pay benefits, such that the Trust property is in no way subject to use by the Participating Company; provided, it is the intent of the Controlling Company that the assets held by the Trust are and shall remain at all times subject to the claims of the general creditors of the Participating Companies.

(b)    Distributions. Pursuant to the Trust Agreement, the Trustee shall make payments to Plan Participants and Beneficiaries in accordance with a payment schedule provided by the Participating Company. The Participating Company shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Participating Company.

(c)    Status of the Trust. No Participant or Beneficiary shall have any interest in the assets held by the Trust or in the general assets of the Participating Companies other than as a general, unsecured creditor. Accordingly, a Participating Company shall not grant a security interest in the assets held by the Trust in favor of the Participants, Beneficiaries or any creditor.

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ARTICLE VIII
BENEFIT PLANS COMMITTEE

8.1    Action.

Action of the Benefit Plans Committee may be taken with or without a meeting of committee members; provided, action shall be taken only upon the vote or other affirmative expression of a majority of the committee members qualified to vote with respect to such action. If a member of the committee is a Participant or Beneficiary, he shall not participate in any decision which solely affects his own benefit under the Plan. For purposes of administering the Plan, the Benefit Plans Committee shall choose a secretary who shall keep minutes of the committee’s proceedings and all records and documents pertaining to the administration of the Plan. The secretary may execute any certificate or any other written direction on behalf of the Benefit Plans Committee.

8.2    Rights and Duties.

The Benefit Plans Committee shall administer the Plan and shall have all powers necessary to accomplish that purpose, including (but not limited to) the following:

(a)    To construe, interpret and administer the Plan;

(b)    To amend the Plan, as provided in section 9.1;

(c)    To make determinations required by the Plan, and to maintain records regarding Participants’ and Beneficiaries’ benefits hereunder;

(d)    To compute and certify to the Participating Company the amount and kinds of benefits payable to Participants and Beneficiaries, and to determine the time and manner in which such benefits are to be paid;

(e)    To authorize all disbursements by the Participating Company pursuant to the Plan;

(f)    To maintain all the necessary records of the administration of the Plan;

(g)    To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof;

(h)    To delegate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder; and

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(i)    To hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan.

The Benefit Plans Committee shall have the exclusive right to construe and interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters shall be final and conclusive on all parties.

8.3    Compensation, Indemnity and Liability.

The Benefit Plans Committee and its members shall serve as such without bond and without compensation for services hereunder. All expenses of the Benefit Plans Committee shall be paid by the Participating Companies. No member of the committee shall be liable for any act or omission of any other member of the committee, nor for any act or omission on his own part, excepting his own willful misconduct. The Participating Companies shall indemnify and hold harmless the Benefit Plans Committee and each member thereof against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his membership on the committee, excepting only expenses and liabilities arising out of his own willful misconduct.

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ARTICLE IX
AMENDMENT AND TERMINATION

9.1    Amendments.

The Board and the Benefit Plans Committee shall have the right, in the sole discretion of each, to amend the Plan in whole or in part at any time and from time to time, subject to the requirements of Code Section 409A with respect to a Participant’s post-2004 Account. Any amendment shall be in writing and executed by a duly authorized member of the Board, the Benefit Plans Committee, or officer of the Controlling Company. An amendment to the Plan may modify its terms in any respect whatsoever, and may include, without limitation, a permanent or temporary freezing of the Plan such that the Plan shall remain in effect with respect to existing Account balances without permitting any new contributions; provided, no such action may reduce the amount already credited to a Participant’s Account without the affected Participant’s written consent; provided further, no amendment approved by the Benefit Plans Committee alone shall increase the rate of Matching Contributions or affect the vesting of Participants unless the Board consents to such amendment. All Participants and Beneficiaries shall be bound by such amendment.

9.2    Termination of Plan.

The Controlling Company expects to continue the Plan but reserves the right to discontinue and terminate the Plan at any time, for any reason subject to Code Section 409A. Any action to terminate the Plan shall be taken by the Board in the form of a written Plan amendment. If the Plan is terminated, each Participant’s Account shall be distributed in a single‑sum as soon as practicable after the date the Plan is terminated; provided, however, that in the case of a Participant’s post-2004 Account, the requirements of Treas. Reg. §1.409A-3(j)(4)(ix) are met. The amount of any such distribution shall be determined as of the Valuation Date such termination distribution is to be processed. Such termination shall be binding on all Participants and Beneficiaries.

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ARTICLE X
MISCELLANEOUS

10.1    Taxation.

It is the intention of the Controlling Company that the benefits payable hereunder shall not be deductible by the Participating Companies nor taxable for federal income tax purposes to Participants or Beneficiaries until such benefits are paid by the Participating Company, or the Trust, as the case may be, to such Participants or Beneficiaries. When such benefits are so paid, it is the intention of the Controlling Company that they shall be deductible by the Participating Companies under Code Section 162.

10.2    No Employment Contract.

Nothing herein contained is intended to be nor shall be construed as constituting a contract or other arrangement between a Participating Company and any Participant to the effect that the Participant will be employed by the Participating Company for any specific period of time.

10.3    Headings.

The headings of the various articles and sections in the Plan are solely for convenience and shall not be relied upon in construing any provisions hereof. Any reference to a section shall refer to a section of the Plan unless specified otherwise.

10.4    Gender and Number.

Use of any gender in the Plan will be deemed to include all genders when appropriate, and use of the singular number will be deemed to include the plural when appropriate, and vice versa in each instance.

10.5    Assignment of Benefits.

The right of a Participant or his Beneficiary to receive payments under the Plan may not be anticipated, alienated, sold, assigned, transferred, pledged, encumbered, attached or garnished by creditors of such Participant or Beneficiary, except by will or by the laws of descent and distribution and then only to the extent permitted under the terms of the Plan.

10.6    Legally Incompetent.

The Benefit Plans Committee, in its sole discretion, may direct that payment be made to an incompetent or disabled person, whether because of minority or mental or physical disability, to the guardian of such person or to the person having custody of such person, without further liability on the part of the Participating Company for the amount of such payment to the person on whose account such payment is made.

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10.7    Governing Law.

The Plan shall be construed, administered and governed in all respects in accordance with applicable federal law (including ERISA and the Code) and, to the extent not preempted by federal law, in accordance with the laws of the State of Georgia. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

10.8    Comply with Code Section 409A.

Notwithstanding any provision to the contrary in this Plan, each provision of this Plan shall be interpreted to permit deferrals of Compensation and the payment of deferred amounts in accordance with Code Section 409A and any provision that would conflict with such requirements shall not be valid or enforceable.

IN WITNESS WHEREOF, the Controlling Company has caused the Plan to be executed by its duly authorized officer on the ____ day of ____________, 2008.

RARE HOSPITALITY INTERNATIONAL, INC.

By:

Title:

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EXHIBIT A

Participating Companies

Company Names    Effective Date

Capital Grille Holdings, Inc.    February 1, 2000

Grist Mill Holdings, Inc.    February 1, 2000

Hemenway Holdings, Inc.    February 1, 2000

One Brook, Inc.    February 1, 2000

Rare Hospitality International, Inc.    February 1, 2000

Rare Hospitality Management, Inc.    February 1, 2000

Rare Hospitality of Kansas, Inc.    February 1, 2000

A-1
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